United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2016

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company executed a promissory note with one of our shareholders and board members in the amount of $892,679. The note is non-convertible and bears an interest rate of 10% per annum, and due April 30, 2015. This note due date was subsequently extended to May 31, 2016. On June 8, 2016, this note was consolidated with the January 15, 2015 $400,000 promissory note to form a $1,292,679 non-convertible note bearing an interest rate of 10% per annum and due July 15, 2018.

On January 16, 2015 the Company executed a non-convertible promissory note with warrants attached, with one of our shareholders and board members, for $400,000 at 10% interest per annum, due June 30, 2015, secured by T4EDU Contract 0006/2017 Work Orders 5, 6, 7, and 8 less Zakat and holdback, to finance operations and inventory purchases. The warrants were valued using the stock price on the date of grant, discount rates 0.35%, and volatility approximating 180%. The value of the debt discount is accreted up to the face value of the promissory note over the term of the note using the effective interest method. This note was subsequently extended to April 30, 2016 and then combined with the $892,679 on June 8, 2016 totaling to a principle balance of $1,292,679 extended to July 15, 2018.

On February 17, 2015 the Company executed a promissory note with one of our shareholders and board members, for $135,000 at 10% interest per annum, due June 30, 2015, secured by T4EDU existing AR on completed contracts, to finance operations and inventory purchases. This note due date was extended to April 30, 2016 and then May 31, 2016. This promissory note was consolidated with the remaining $40,000 principle balance on the April 20, 2015 promissory note to form a $175,000 promissory note at 10% interest per annum, due January 15, 2019.

On April 20, 2015, the Company executed a promissory note with one of our shareholders and board members, for $135,000 at 10% interest per annum, due June 30, 2015, secured by existing AR, to finance operations and inventory purchases. There is no conversion feature associated with this promissory note. This note was extended to January 31, 2016. Principal payments of $95,000 were made by the Company in September 2015, leaving a $40,000 principal balance outstanding on December 31, 2015. There is no conversion feature associated with this Promissory Note. This note was extended to May 31, 2016. This promissory note was consolidated with the remaining February 17, 2015 promissory note $135,000 principle balance on the April 20, 2015 promissory note to form a $175,000 promissory note at 10% interest per annum, due January 15, 2019.

On February 6, 2016 the Company executed a promissory note with one of our shareholders and board members, for $100,000 at 10% interest per annum. The promissory note was due February 29, 2016 and was extended multiple months to April 30, 2016. There is no conversion feature associated with this promissory note. The principle balance at March 31, 2016 was $100,000. The Accrued interest at March 31, 2016 was $1,452. This note was subsequently combined with promissory notes: March 16, 2016 for $100,000; April 1, 2016 for $100,000; and April 19, 2016 for $40,000. The resulting $340,000 promissory note bearing an interest rate of ten percent (10%) per annum has a due date of December 31, 2016.

Item 9.01 Financial Statements and Exhibit

(d)	Exhibit No.	Exhibit Description

	10.1	Form of Promissory Note

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	June 13, 2016	By:	/s/ Todd R. Hackett
CEO

Dated:	June 13, 2016	By:	/s/ Robert O. Grover
Executive Vice President

3